SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) or (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                         Pulaski Financial Corp.
        (Exact name of registrant as specified in its charter)


      Delaware                             43-1816913
------------------------                ----------------------
(State of incorporation)                 (I.R.S. Employer
                                        Identification Number)

12300 Olive Boulevard, St. Louis, Missouri                    63141
------------------------------------------                  ----------
(Address of principal executive offices)                    (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box [].

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box [x].

Securities Act registration statement file number to which this form relates:
333-56465

    Securities to be registered pursuant to Section 12(b) of the Act:

                             Not applicable
                            ----------------
                            (Title of Class)

                             Not applicable
                            ----------------
          (Name of Exchange on Which Class is to be Registered)

    Securities to be registered pursuant to Section 12(g) of the Act:

                 Common stock, $.01 par value per share
                 --------------------------------------
                            (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     The following information is provided pursuant to Item 202 of Regulation
S-K.

     (a)  Capital Stock.
          -------------

     The title of the class of securities to be registered is common stock, $.01 par value per share.

     For the information required by this Item with respect to the characteristics of the Common Stock to be registered, reference is hereby made to the material under the captions "USE OF PROCEEDS," "DIVIDEND POLICY," "MARKET FOR COMMON STOCK," "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Voting Rights," "-- Tax Effects," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY" contained in the Registration Statement on Form S-1, filed on June 9, 1998 and subsequently amended (Registration No. 333-56465) ("Registration Statement"), and incorporated herein by reference.

     (b)  Debt securities.
          ---------------

          Not applicable.

     (c)  Warrants and Rights.
          -------------------

          Not applicable.

     (d)  Other securities.
          ----------------

          Not applicable.

     (e)  Market Information for Securities Other than Common Equity.
          ----------------------------------------------------------

          Not applicable.

     (f)  American Depository Receipts.
          ----------------------------

          Not applicable.

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Item 2.  Exhibits.
-----------------

     1. Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 File No. 333-56465)

     2. Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 File No. 333-56465)

     3. Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 File No. 333-56465)

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                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereof duly authorized.

                              PULASKI FINANCIAL CORP.



                              By:  /s/ William A. Donius
                                   William A. Donius
                                   President and Chief Executive Officer


Date: June 26, 1998



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